UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) (October 28, 2014)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On October 28, 2014, American Lorain Corporation (the “Company”) received the resignation of Dick Wang, Chief Financial Officer of the Company, effective immediately. Mr. Wang indicated that his resignation is for personal reason and not because of any disagreement with the Company.

      On October 28, 2014, the Board of Directors approved the appointment of Xiang (Johnny) Zhou, age 39, as interim Chief Financial Officer (“CFO”) of the Company, effective October 28, 2014. Since March, 2014 and presently, Mr. Zhou serves as Vice General Manager for Nuveen (Shanghai) Asset Management Ltd. From March, 2011 to February, 2014, Mr. Zhou served as Vice President of Corporate Finance for Halter Financial Group in Shanghai, China. Mr. Zhou was an Audit Manager in the International Business Department for BDO China in Shanghai from August 2002 to February 2011, during which he was assigned to work at BDO Limited, Hong Kong from March, 2008 to March 2009.

      Mr. Zhou received his Bachelor of Arts degree, major in Economics, from International Business College of Shanghai University in 1998 and received his Master of Accounting degree from University of Macquarie in Australia in November 2001. Mr. Zhou is a Certified Practicing Accountant (“CPA”) of CPA Australia and is a Certified Public Accountant of Hong Kong Institute of Certified Public Accountants.

      In connection with his appointment as the interim Chief Financial Officer, the Company entered into an employment agreement with Mr. Zhou on October 28, 2014 (the “Agreement”). The employment agreement provides that Mr. Zhou will receive compensation in the amount of RMB 20,000 per month (approximately $3,333) and an option to purchase 57,695 shares of the Company’s Common Stock, par value $0.001, at an exercise price equal to the closing price per share of the Company's Common Stock on the grant date approved by the Board of the Directors of the Company (the "Grant Date"). The option shall vest and become exercisable as follows: (a) the option shall vest and become exercisable as to 50% of the total number of shares of stock subject to the option on the six-month anniversary of the Grant Date; (b) the option shall vest and become exercisable as to remaining 50% of the total number of shares of stock subject to the option on the one-year anniversary of the Grant Date; The vested stock options shall expire on the fifth anniversary of the Grant Date. The option may only be exercised to the extent that the option has become fully vested and exercisable. The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the option and the rights and benefits under this Agreement; provided employment for a portion of the vesting period will entitle Mr. Zhou to the vesting of shares proportionate to the period of time from the beginning of the vesting period through his termination date, subject to the termination conditions in the Agreement. The term of the employment agreement is for one year and it can be terminated at will by the parties with written notice in advance.

      Mr. Zhou was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Zhou and the directors and executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

By: /s/ Chen Si
Name: Chen Si
Title: Chief Executive Officer

Date: November 3, 2014